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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 30, 1997


                         SPECIALTY RETAIL SERVICES, INC.



            Delaware                    0-17941                      22-2686442
        (State or other          (Commission File No.)             (IRS Employer
 jurisdiction of incorporation)                                       ID No.)



                 150 East 58th Street, New York, New York 10155
                    (Address of principal executive offices)



                                 (212) 935-5030
               Registrant's telephone number, including area code




          (Former name or former address, if changed since last report)
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ITEM 5 - OTHER EVENTS.

         On December 30, 1997, the Company sold the capital stock of all of its subsidiaries, including Gobi-Primak, Inc., to Mr. Vincent Vodola for a purchase price of one dollar ($1.00). None of these corporations contained any assets, although they did contain certain liabilities which the corporations sold have been unable to pay.

         Also on December 30, 1997, the Company effected a one-for-ten reverse split of its common stock, par value $.01 per share (the "Common Stock"). Each stockholder of the Company is entitled to receive one share of Common Stock (rounded up to the nearest whole number of shares), for each ten shares of Common Stock owned by such stockholder as of the close of business on December 30, 1997.

         On December 31, 1997, the Board of Directors approved the conversion of certain indebtedness owed by the Company into shares of its Common Stock. All shares were issued on a post-split basis. As a result of such conversions, Mr. Bentley J. Blum, a director and principal shareholder of the Company, received
(i) 156,412 shares in exchange for debts owed to Mr. Blum, (ii) 455,000 shares in exchange for the conversion of 4,550 shares of the Company's cumulative preferred stock owned by Mr. Blum, and (iii) 267,985 shares in exchange for accrued dividends owed to Mr. Blum on the cumulative preferred stock. In addition, the Blum Asset Trust received 1,758,548 shares of Common Stock in exchange for debts owed by the Company to such entity, and Mr. Murray Steinfink, the Company's Chairman of the Board, President and Chief Executive Officer, received 80,544 shares of Common Stock in exchange for debts owned by the Company to him.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS

                  None.

         (b)      PRO FORMA FINANCIAL STATEMENTS

                  None.

         (c)      EXHIBITS

                  None.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    SPECIALTY RETAIL SERVICES, INC.
                                       (Registrant)



Dated: January 23, 1998             By: /s/ Murray Steinfink
                                        ---------------------------------
                                            Murray Steinfink
                                            President and Chief Executive
                                            Officer


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